As filed with the Securities and Exchange Commission on July 30, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Catalent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8737688
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-6200

(Address of Principal Executive Offices)

2007 PTS Holdings Corp. Stock Incentive Plan

Catalent, Inc. 2014 Omnibus Incentive Plan

(Full title of the plan)

Matthew Walsh

Executive Vice President and Chief Financial Officer

Catalent, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-620

(Name and address and telephone number, including area code, of agent for service)

Copies to:

Edward P. Tolley III, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share, approved for issuance pursuant to the Catalent, Inc. 2014 Omnibus Incentive Plan	6,700,000(2)	$22.00 (4)	$147,400,000	$18,985.12
Common Stock, $0.01 par value per share, approved for issuance pursuant to the 2007 PTS Holdings Corp. Stock Incentive Plan	6,492,080(3)	$14.02(5)	$91,538,328	$11,790.14

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock of Catalent, Inc., $0.01 par value per share (“Common Stock”) that may be offered and issued under the 2007 PTS Holdings Corp. (which has since been renamed Catalent, Inc.) Stock Incentive Plan (the “2007 Stock Incentive Plan”) or the Catalent, Inc. 2014 Omnibus Incentive Plan (the “2014 Omnibus Incentive Plan”) to prevent dilution resulting from stock splits, stock distributions or similar transactions.
(2)	Covers 6,700,000 shares of Common Stock approved for issuance under the 2014 Omnibus Incentive Plan.
(3)	Covers 6,492,080 share of Common Stock underlying stock option awards outstanding under the 2007 Stock Incentive Plan as of the date of this Registration Statement.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The fee is based on a price of $22.00 per share of Common Stock, which is the high-point of the estimated price range per share of Common Stock for the Registrant’s initial public offering of Common Stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-193542).
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The fee is based on a price of $14.02 per share of Common Stock, which is the weighted average exercise price of stock option awards outstanding under the 2007 Stock Incentive Plan as of the date of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the 2007 PTS Holdings Corp. Stock Incentive Plan and the Catalent, Inc. 2014 Omnibus Incentive Plan, as applicable, covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by Catalent, Inc. (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the Form S-1; and

(b)	The Registrant’s Registration Statement on Form 8-A to be filed with the Commission pursuant to Section 12(b) of the Securities Act, relating to the Registrant’s Common Stock, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The Registrant’s amended and restated bylaws will provide that the Registrant must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the Registrant’s amended and restated bylaws or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

The Registrant is currently party to or intends to enter into indemnification agreements with its directors and executive officers. These agreements require or will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of Catalent, Inc. (incorporated by reference to Exhibit 3.1 filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193542) filed with the Commission on May 5, 2014).

4.2	Form of Amended and Restated Bylaws of Catalent, Inc. (incorporated by reference to Exhibit 3.2 filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193542) filed with the Commission on May 5, 2014).

4.3	2007 PTS Holdings Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871).

4.4	Amendment No. 1 to the 2007 PTS Holdings Corp. Stock Incentive Plan, dated September 8, 2010 (incorporated by reference to Exhibit 10.16 to Catalent Pharma Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed on September 17, 2010, File No. 333-147871).

4.5	Amendment No. 2 to the 2007 PTS Holdings Corp. Stock Incentive Plan, dated June 25, 2013 (incorporated by reference to Exhibit 10.45 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193542) filed with the Commission on February 28, 2014).

4.6*	2014 Omnibus Incentive Plan.

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on July 30, 2014.

CATALENT, INC.

By:	/s/ MATTHEW WALSH
Name:	Matthew Walsh
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Matthew Walsh and John Chiminski, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney has been signed by the following persons in the capacities indicated on the 30th day of July, 2014.

Signature	Title

/s/ JOHN CHIMINSKI	President and Chief Executive Officer and Director
John Chiminski	(Principal Executive Officer)

/s/ CHINH E. CHU	Director
Chinh E. Chu

/s/ BRUCE MCEVOY	Director
Bruce McEvoy

Director
James Quella

/s/ MATTHEW WALSH	Executive Vice President and Chief Financial Officer
Matthew Walsh	(Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of Catalent, Inc. (incorporated by reference to Exhibit 3.1 filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193542) filed with the Commission on May 5, 2014).

4.2	Form of Amended and Restated Bylaws of Catalent, Inc. (incorporated by reference to Exhibit 3.2 filed with Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193542) filed with the Commission on May 5, 2014).

4.3	2007 PTS Holdings Corp. Stock Incentive Plan (incorporated by reference to Exhibit 10.16 to Catalent Pharma Solutions, Inc.’s Registration Statement on Form S-4 filed on December 6, 2007, File No. 333-147871).

4.4	Amendment No. 1 to the 2007 PTS Holdings Corp. Stock Incentive Plan, dated September 8, 2010 (incorporated by reference to Exhibit 10.16 to Catalent Pharma Solutions, Inc.’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed on September 17, 2010, File No. 333-147871).

4.5	Amendment No. 2 to the 2007 PTS Holdings Corp. Stock Incentive Plan, dated June 25, 2013 (incorporated by reference to Exhibit 10.45 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193542) filed with the Commission on February 28, 2014).

4.6*	2014 Omnibus Incentive Plan.

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

*	Filed herewith.

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